As filed with the Securities and Exchange Commission on December 26, 2007
Registration No. 333-89238

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SUNTRON CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	86-1038668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2501 West Grandview Road
Phoenix, Arizona 85023
(Address of Principal Executive Offices)(Zip Code)

Amended and Restated 2002 Stock Option Plan
(Full Title of the Plan)

Thomas B. Sabol
Chief Financial Officer
2501 West Grandview Road
Phoenix, Arizona 85023
(602) 789-6600
(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

Copies to:
Michael L. Kaplan, Esq.
Jeremy D. Zangara, Esq.
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000
This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

Deregistration of Securities
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (No. 333-89238) (the “Registration Statement”) registering 5,000,000 shares of common stock for the Amended and Restated 2002 Stock Option Plan.
     On December 12, 2007, SUNN Acquisition Corporation, a Delaware corporation, consummated a “short-form” merger with and into Suntron Corporation, a Delaware corporation (“Suntron”), under Delaware General Corporation Law Section 253 (the “Merger”). In connection with the Merger, Suntron has terminated all offerings of its securities pursuant to the Registration Statement and all outstanding stock options under the Amended and Restated 2002 Stock Option Plan became fully vested and were cancelled in exchange for the right to receive cash consideration.
     This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on this 26th day of December, 2007.

SUNTRON CORPORATION
By:	/s/ Thomas B. Sabol
Thomas B. Sabol, Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Hargopal Singh and Thomas B. Sabol and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Hargopal Singh Hargopal Singh	Chief Executive Officer and President (Principal Executive Officer)	December 26, 2007

/s/ Thomas B. Sabol Thomas B. Sabol	Chief Financial Officer (Principal Financial and Accounting Officer)	December 26, 2007

/s/ James A. Doran James A. Doran	Vice President, Chief Accounting Officer, Controller and Secretary	December 26, 2007

/s/ Scott D. Rued Scott D. Rued	Director	December 26, 2007

/s/ Marc T. Schölvinck Marc T. Schölvinck	Director	December 26, 2007

/s/ Douglas P. McCormick Douglas P. McCormick	Director	December 26, 2007

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